Exhibit 99.1

Encore Announces Expiration of Forward Flow Agreement

San Diego – (Business Wire) – January 11, 2005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today announced that it has learned that it was not successful in its effort to renew a forward flow purchase contract that was in effect through 2004. Encore, along with others, bid for the opportunity to enter into a new 12-month forward flow contract with the same seller for 2005. Purchases under the recently expired contract represented approximately $4 million of Encore’s purchases during the 4th quarter of 2004 and about $20.4 million of Encore’s purchases for the entire year.

Commenting on this development, Carl C. Gregory, III, Vice Chairman and CEO, said, “We bid the highest price we believe is justified. The winning bid was almost twice the price that we paid in 2004 for this portfolio. Apparently, others were willing to accept a much lower return than we are. Recognizing the uncertainty of extending the forward flow on profitable terms, we have already negotiated the terms of other purchases that are expected to close in January. This is in addition to $46.1 million of portfolio purchases during the fourth quarter of 2004, including the renewal of a relationship with one of the largest credit card issuers in the world, from whom we had not purchased in over five years. We remain committed to purchasing portfolios that allow us to achieve our return expectations and continue to believe that our diversified business model will enable us to do so”.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates,” “will” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).

Forward-looking statements in this press release include statements regarding portfolio purchases expected to close in January 2005, current market conditions for purchases of receivable portfolios, our inability to renew our sole forward flow agreement, and the anticipated effect of these matters on our ability to acquire an adequate supply of appropriately priced portfolios in 2005, as well as assumptions relating to those matters.

For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the continuation of significant pricing pressures in the market for receivables portfolios that could impair the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities, drive down margins on new portfolios and may cause us to reduce the volume of purchases we make in a given period when higher prices prevail (all of which could have a material adverse effect on our profitability); the Company’s ability to close negotiated portfolio purchases; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations and maintain margins on higher cost portfolios, as well as risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.

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